                                                                    EXHIBIT 10.2

                         ACCESS RADIOLOGY CORPORATION

                  SERIES J PREFERRED STOCK PURCHASE AGREEMENT

                              SEPTEMBER 30, 1997

                               TABLE OF CONTENTS

1.   Purchase And Sale Of Stock.......................................................     -1-
          1.1       Sale And Issuance Of Series J Preferred Stock.....................     -1-
          1.2       Closing...........................................................     -1-

2.   REPRESENTATIONS AND WARRANTEES OF THE COMPANY....................................     -2-
          2.1       Organization; Good Standing; Qualification........................     -2-
          2.2       Authorization.....................................................     -3-
          2.3       Valid Issuance Of Preferred And Common Stock......................     -3-
          2.4       Governmental Consents.............................................     -3-
          2.5       Capitalization And Voting Rights..................................     -3-
          2.6       Subsidiaries......................................................     -4-
          2.7       Contracts And Other Commitments...................................     -5-
          2.8       Related Party Transactions........................................     -5-
          2.9       Registration Rights...............................................     -5-
          2.10      Clearances, Approvals, Etc........................................     -6-
          2.11      Compliance With Other Instruments.................................     -6-
          2.12      Litigation........................................................     -6-
          2.13      Disclosure........................................................     -6-
          2.14      Offering..........................................................     -7-
          2.15      Title To Property And Assets; Leases..............................     -7-
          2.16      Financial Statements..............................................     -7-
          2.17      Changes...........................................................     -8-
          2.18      Intangibles.......................................................     -9-
          2.19      Employees; Employee Compensation..................................     -9-
          2.20      Tax Returns, Payments, And Elections..............................    -10-
          2.21      Insurance.........................................................    -10-
          2.22      Environmental And Safety Laws.....................................    -11-
          2.23      Minute Books......................................................    -11-

3.   Representations And Warranties of The Investors..................................    -11-
          3.1       Authorization.....................................................    -11-
          3.2       Purchase Entirely For Own Account.................................    -11-
          3.3       Reliance Upon Investors' Representations..........................    -11-
          3.4       Receipt Of Information............................................    -12-
          3.5       Investment Experience.............................................    -12-
          3.6       Accredited Investor...............................................    -12-
          3.7       Restricted Securities.............................................    -12-

4.   Conditions Of Investors' Obligations At Closing..................................    -12-
          4.1       Representations And Warranties....................................    -12-
          4.2       Performance.......................................................    -13-
          4.3       Qualifications....................................................    -13-
          4.4       Proceedings And Documents.........................................    -13-
          4.5       Board Of Directors................................................    -13-
          4.6       Opinions Of Counsel...............................................    -13-
          4.7       Investors Rights Agreement........................................    -13-
          4.8       Officer's Certificate.............................................    -13-
          4.9       Good Standing Certificates........................................    -13-

5.   Conditions of the Company's Obligations at Closing...............................    -14-
          5.1       Representations And Warranties....................................    -14-
          5.2       Performance.......................................................    -14-
          5.3       Qualifications....................................................    -14-
          5.4       Proceedings And Documents.........................................    -14-
          5.5       Investors Rights Agreement........................................    -14-

6.   Miscellaneous....................................................................    -14-
          6.1       Governing Law.....................................................    -14-
          6.2       Survival..........................................................    -14-
          6.3       Successors And Assigns............................................    -15-
          6.4       Severability......................................................    -15-
          6.5       Amendment And Waiver..............................................    -15-
          6.6       Delays Or Omissions...............................................    -15-
          6.7       Notices...........................................................    -15-
          6.8       Attorneys' Fees...................................................    -16-
          6.9       Titles And Subtitles..............................................    -16-
          6.10      Counterparts......................................................    -16-
          6.11      Entire Agreement..................................................    -16-
          6.12      Finder's Fees.....................................................    -16-
          6.13      Expenses..........................................................    -16-

Exhibits:

A    Schedule of Investors
B    Restated Certificate
C    Schedule of Exceptions
D    Investors Rights Agreement

                         ACCESS RADIOLOGY CORPORATION

                  SERIES J PREFERRED STOCK PURCHASE AGREEMENT

     This Series J Preferred Stock Purchase Agreement (this "Agreement") is made as of September 30, 1997 by and between Access Radiology Corporation, a Delaware corporation (the "Company"), and each of the persons and entities listed on Exhibit A (individually, an "Investor" and collectively, the "Investors").

     The parties agree as follows:

1.   Purchase And Sale Of Stock.

     1.1  Sale And Issuance Of Series J Preferred Stock.

          (a) The Company will adopt and file with the Secretary of State of the State of Delaware on or before the Initial Closing (as defined in Section 1.2(a)) an Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit B (the "Restated Certificate").

          (b) On the terms and subject to the conditions of this Agreement, each Investor will purchase and the Company will sell and issue to each Investor that number of shares of the Company's Series J Preferred Stock set forth opposite each Investor's name on Exhibit A at a purchase price of $1.10 per share. The Series J Preferred Stock will have the rights, preferences, privileges and restrictions set forth in the Restated Certificate. The obligations of the Investors under this Agreement are several and not joint.

     1.2  Closing.

          (a) The purchase and sale of the Series J Preferred Stock, by the Investors listed on Exhibit A as of the date hereof, will take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California at 10:00 a.m. on the date hereof or at such other time and place as the Company and Bedrock Capital Partners I, L.P. mutually agree, either orally or in writing (which time and place are designated as the "Initial Closing"). In addition, the purchase and sale of the Series J Preferred Stock by and to the Additional Investors (as defined in Section 1.3) in accordance with Section 1.3 will take place at the offices of the Company or at such other places and at such times as the Company and Additional Investors mutually agree, either orally or in writing (together with the Initial Closing, each such time and place is designated as a "Closing").

          (b) At each Closing, the Company will deliver to each Investor a certificate representing the shares of Series J Preferred Stock that such Investor is purchasing at such

Closing against payment of the purchase price therefor by check, wire transfer or as otherwise set forth on Exhibit A.

     1.3  Subsequent Sale of Series J Preferred Stock.

     If less than all of the authorized number of shares of Series J Preferred Stock are sold at the Initial Closing, then, subject to the terms and conditions of this Agreement, the Company may sell, on or before the 45th day after the date hereof, up to the balance of the authorized but unissued Series J Preferred Stock to such persons as the Board of Directors of the Company may determine at the same price per share as the Series J Preferred Stock purchased and sold at the Initial Closing. Any such sale shall be made upon the same terms and conditions as those contained herein, and such persons or entities ("Additional Investors") shall become parties to this Agreement and the Investors Rights Agreement (as defined in Section 2.1), and will be an Investor for all purposes hereunder and thereunder.

2.   REPRESENTATIONS AND WARRANTEES OF THE COMPANY.

     The Company hereby represents and warrants to each Investor that, except as set forth on the schedule of exceptions attached as Exhibit C (the "Schedule of Exceptions"):

     2.1 Organization; Good Standing; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a material adverse effect on the business, properties or financial condition of the Company and its Subsidiaries (as defined in Section 2.6) taken as a whole (a "Material Adverse Effect"). The Company has no material assets or properties owned or leased by it situated in, or employees or representatives authorized to bind it by contract resident in jurisdictions other than Massachusetts, Georgia and Texas. The Company's sales are made F.O.B. at the Company's principal offices in Massachusetts. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. Each of the Company and its Subsidiaries has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted. The Company has all requisite corporate power and authority to execute and deliver this Agreement and at each Closing will have all requisite corporate power and authority to execute and deliver the Investors Rights Agreement attached hereto as Exhibit D (the "Investors Rights Agreement"), to issue and sell the Series J Preferred Stock pursuant to this Agreement and the Common Stock (as defined in Section 2.5) issuable upon conversion thereof and to carry out the provisions of this Agreement, the Investors Rights Agreement and the Restated Certificate.

     2.2 Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Investors Rights Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), sale and delivery of the Series J Preferred Stock being sold hereunder and the Common Stock issuable upon conversion thereof has been taken or will be taken prior to the Initial Closing. This Agreement and the Investors Rights Agreement, when executed and delivered, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity.

     2.3 Valid Issuance Of Preferred And Common Stock. The Series J Preferred Stock that is being purchased by the investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series J Preferred Stock being purchased under this Agreement at each Closing will have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors Rights Agreement and under applicable state and federal securities laws.

     2.4 Governmental Consents. No consent, approval, qualification, order or authorization of or filing with any local, state or federal governmental authority is required on the part of the Company or any of its Subsidiaries in connection with the Company's execution, delivery or performance of this Agreement or the Investors Rights Agreement, the offer, sale or issuance of the Series J Preferred Stock by the Company or the issuance of Common Stock upon conversion of the Series J Preferred Stock, except (a) the filing of the Restated Certificate with the Secretary of State of the State of Delaware and
(b) such filings as have been made prior to the Initial Closing, except any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and such post-closing filings as may be required under applicable state securities laws, all of which will be timely filed within the applicable periods therefor.

     2.5 Capitalization And Voting Rights. The authorized capital of the Company will consist immediately prior to the Initial Closing of:

          (a) 35,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), of which 1,081,834 shares are issued and outstanding.

          (b) 15,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"): (1) 716 of which have been designated as Series B Preferred Stock (all of which are issued and outstanding); (2) 450 of which have been designated as Series C Preferred Stock (all of which are issued and outstanding); (3) 345 of which have been designated as Series E Preferred Stock (344.39 of which are issued and outstanding); (4) 1,000 of which have been designated as Series F Preferred Stock (all of which are issued and outstanding); (5) 816 of which have been designated as Series G Preferred Stock (815.87 of which are issued and outstanding); (6) 400 of which have been designated as Series H Preferred Stock (all of which are issued and outstanding); and (7) 7,230,000 of which have been designated as Series J Preferred Stock (none of which will be issued or outstanding immediately prior to the Initial Closing and up to 6,820,909 of which will be sold pursuant to this Agreement).

     (c) The outstanding shares of Common Stock and Preferred Stock are owned by the stockholders and in the numbers specified in Section 2.5 of the Schedule of Exceptions.

     (d) The outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

     (e) Except for (1) the conversion privileges of the Preferred Stock, (2) the rights provided in the Investors Rights Agreement and (3) currently outstanding options to purchase 1,267,657 shares of Common Stock granted to employees pursuant to the Company's 1994 Stock Plan (the "Option Plan") and currently outstanding options to purchase 59,228 shares of Common Stock granted to employees outside of the Option Plan, there are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. In addition to the aforementioned options, the Company has reserved an additional 1,582,343 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. The Company is not a party or subject to any agreement or understanding, and to the Company's knowledge there is no agreement or understanding between any other persons, that affects or relates to the voting or giving of written consents with respect to any security of the Company or the voting by a director of the Company.

     2.6 Subsidiaries. Set forth in Section 2.6 of the Schedule of Exceptions is a description of each corporation owned by the Company (collectively, the "Subsidiaries") and the security ownership thereof. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. All of the outstanding equity securities (including securities or instruments exercisable for or convertible into equity securities) of each of the Subsidiaries are owned by the Company beneficially and of record and are not subject to any mortgages, liens, claims or encumbrances. There are not outstanding any options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any kind for the purchase or acquisition from the Company or any of the Subsidiaries of any securities of any of the Subsidiaries.

     2.7 Contracts And Other Commitments. Neither the Company nor any of its Subsidiaries has or is bound by any contract, agreement, lease or commitment, written or oral, absolute or contingent, other than (a) contracts for the purchase of supplies and services that were entered into in the ordinary course of business, do not involve more than $50,000 and do not extend for more than one year beyond the date hereof, (b) sales contracts entered into in the ordinary course of business and (c) contracts terminable at will by the Company on no more than 30 days' notice without cost or liability to the Company or one of its Subsidiaries that are not material to the conduct of the business of the Company and its Subsidiaries. For the purpose of this Section 2.7, employment and consulting contracts, contracts with labor unions, license agreements and any other agreements relating to the acquisition or disposition of Intangibles (as defined in Section 2.18) other than standard end-user license agreements will not be considered to be contracts entered into in the ordinary course of business.

     2.8 Related Party Transactions. No employee, officer, consultant, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than for (a) payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or any of its Subsidiaries and (c) other standard employee benefits made generally available to all employees (including stock option agreements outstanding under the Option Plan). To the Company's knowledge (without making an investigation as to persons who are not officers or directors), none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any firm or corporation that competes with the Company or any of its Subsidiaries, except that employees, stockholders, consultants, officers or directors of the Company or any of its Subsidiaries and members of their immediate families may own stock in publicly traded companies that may compete with the Company or any of its Subsidiaries. To the Company's knowledge, no officer, director, consultant, employee or stockholder of the Company or any of its Subsidiaries or any member of his or her immediate family is, directly or indirectly, interested in any material contract with the Company or any of its Subsidiaries (other than such contracts as relate to any such person's employment with the Company or one of its Subsidiaries or ownership of capital stock or other securities of the Company).

     2.9 Registration Rights. Except as provided in the Investors Rights Agreement, the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

     2.10 Clearances, Approvals, Etc. The Company and its Subsidiaries have all clearances, approvals, franchises, permits, licenses and any similar authority including, without limitation, all approvals and clearances from the U.S. Food and Drug Administration necessary for the conduct of their business as now being conducted, and the Company believes they can obtain, without undue burden or expense, any similar authority for the conduct of the business of the Company and its Subsidiaries as presently proposed to be conducted. Neither the Company nor any of its Subsidiaries is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     2.11 Compliance With Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of (a) any provision of its certificate of incorporation or bylaws, (b) any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or (c) to the best of the Company's knowledge, any judgment, order, writ, decree, statute, rule, regulation or restriction applicable to it including, without limitation, the U.S. Federal Food, Drug and Cosmetic Act, as amended, and regulations promulgated thereunder, which default or violation has had or could reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by the Company of this Agreement and the Investors Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any material franchise, permit, license or similar authority applicable to the Company or any of its Subsidiaries, any of their business or operations or any of their assets or properties.

     2.12 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its Subsidiaries that questions the validity of this Agreement or the Investors Rights Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect or in any change in the current equity ownership of the Company. Neither the Company nor any of its Subsidiaries is a party to or, to the best of its knowledge, named in or subject to any order, writ, injunction, judgment or decree of any court, government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company currently intends to initiate.

     2.13 Disclosure. The Company has provided each Investor with all information reasonably available to it without undue expense that such Investor has requested in writing for deciding whether to purchase the Series J Preferred Stock. To the best of the Company's knowledge after reasonable investigation, neither this Agreement nor the Investors Rights Agreement nor the other written materials made or delivered in connection with the transactions contemplated hereby, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made or otherwise, not misleading.

     2.14 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Series J Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     2.15 Title To Property And Assets; Leases. Except for (a) liens reflected in the Financial Statements (as defined in Section 2.16), (b) liens for current taxes not yet due or payable, (c) liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (d) liens in respect of pledges or deposits under workers' compensation laws or similar legislation or
(e) minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, the Company and its Subsidiaries have good and marketable title to their property and assets free and clear of all mortgages, liens, claims and encumbrances. With respect to the property and assets they lease, the Company and its Subsidiaries are in compliance with such leases and, to the best of the Company's knowledge, hold a valid leasehold interest free of any mortgages, liens, claims or encumbrances, subject to clauses (a)-(d) above.

     2.16 Financial Statements. The Company has delivered to each Investor its audited consolidated financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of cash flows including notes thereto) at December 31, 1996 and for the fiscal years then ended and its unaudited financial statements (balance sheet and profit and loss statement and statement of cash flows) at June 30, 1997 and for the six months then ended (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements omit notes thereto required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company and each of the Subsidiaries on a consolidated basis as of the dates and for the periods indicated therein (subject in the case of unaudited financial statements to normal year end adjustments). Except as set forth in the Financial Statements, neither the Company nor any of its Subsidiaries has any material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to June 30, 1997 and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements that in both cases, individually or in the aggregate, are not material to the business, properties or financial condition of the Company and its Subsidiaries, taken as a whole. Except as disclosed in the Financial Statements, neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person or entity. Each of the Company and its Subsidiaries maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

     2.17  Changes.  Since June 30, 1997 there has not been:

           (a) any change in the assets, liabilities, financial condition or operating results of the Company or any of its Subsidiaries from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had a Material Adverse Effect;

           (b) any damage, destruction or loss, whether or not covered by insurance, that could reasonably be expected to have a Material Adverse Effect;

           (c) any waiver or compromise by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

           (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any of its Subsidiaries, except to the extent such satisfaction or discharge will not have a Material Adverse Effect;

           (e) any material change to a material contract or arrangement by which the Company or any of its Subsidiaries or any of their assets is bound or subject;

           (f) any material change in any compensation arrangement or agreement with any employee, officer, consultant, director or stockholder of the Company or any of its Subsidiaries;

           (g) any sale, assignment or transfer of any material Intangibles of the Company or any of its Subsidiaries;

           (h) any resignation or termination of employment of any key employee or key consultant of the Company or any of its Subsidiaries;

           (i) any receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company or any of its Subsidiaries;

           (j) any mortgage, lien, claim, encumbrance, pledge or security interest created by the Company or any of its Subsidiaries with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

           (k) any declaration, setting aside or payment of any dividend or other distribution of the Company's assets in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

           (l) to the Company's knowledge, any other event or condition of any character that could reasonably be expected to have a Material Adverse Effect; or

           (m) any agreement or commitment by the Company or any of its Subsidiaries to do any of the things described in this Section 2.17.

     2.18 Intangibles. To the best of its knowledge, the Company and its Subsidiaries own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes (collectively, "Intangibles") necessary for their business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. Except for standard end-user license agreements and licenses set forth in Section 2.18 of the Schedule of Exceptions (the "Material Licenses"), there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intangibles of any other person or entity. To the Company's knowledge, each Material License is valid and in full force and effect, and is enforceable by the Company or one of its Subsidiaries in accordance with its terms. To the Company's knowledge, no person or entity has violated or breached, or declared or committed any default under, any Material License. To the Company's knowledge, no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (a) result in a violation or breach of any of the provisions of any Material License, (b) give any person or entity the right to declare a default or exercise any remedy under any Material License, (c) give any person or entity the right to accelerate the maturity or performance of any Material License or
(d) give any person or entity the right to cancel, terminate or modify any Material License. Neither the Company nor any of its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated or breached any provision of a Material License or misappropriated or by conducting its business as proposed would misappropriate any of the Intangibles of any other person or entity.

     2.19 Employees; Employee Compensation. To the best of the Company's knowledge, there is no strike, labor dispute or union organization activities pending or threatened between the Company or any of its Subsidiaries and any of their employees. None of the employees of the Company or any of its Subsidiaries belongs to any union or collective bargaining unit. To the best of the Company's knowledge, the Company and its Subsidiaries have complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of the Company or any of its Subsidiaries is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement or other contract or agreement relating to the relationship of any such employee with the Company or any of its Subsidiaries, or any other party because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use by the employee of his or her best efforts with respect to such business. Neither the execution nor delivery of this Agreement or the Investor Rights Agreement nor the carrying on of the business of the Company and its

Subsidiaries by their employees nor the conduct of such business as proposed will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. Neither the Company nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan (other than the Option Plan), profit sharing plan, retirement agreement or other employee compensation agreement. The Company is not aware that any officer or key employee or consultant, or that any group of key employees or consultants, of the Company or any of its Subsidiaries intends to terminate their employment or service with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment or service of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each employee of the Company or any of its Subsidiaries is terminable at the will of the employer.

     2.20 Tax Returns, Payments, And Elections. The Company and each of its Subsidiaries have timely filed all tax returns and reports (federal, foreign, state and local) as required by law. These returns and reports are true and correct in all material respects. The Company and each of its Subsidiaries have paid all takes and other assessments due, except those contested in good faith. The provision for taxes as shown in the Financial Statements is adequate for taxes due or accrued as of the dates thereof. Neither the Company nor any of its Subsidiaries has elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has had any tax deficiency proposed or assessed against it or has executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the income tax returns of the Company or any of its Subsidiaries and none of their state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities . Since the end of the Company's last fiscal year, the Company and its Subsidiaries have made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to their business, properties and operations. The Company and its Subsidiaries have withheld or collected from each payment made to each of its employees the amount of all taxes including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

     2.21 Insurance. The Company and its Subsidiaries have in full force and effect fire and casualty insurance policies sufficient in amount (subject to reasonable deductibles) to allow them to replace any properties that might be damaged or destroyed, the loss of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries have in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated.

     2.22 Environmental And Safety Laws. To the Company's knowledge, neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, which violation has had or could reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

     2.23 Minute Books. The copy of the minute books of the Company provided to Cooley Godward LLP contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes in all material respects.

3.   Representations And Warranties Of The Investors.

     Each Investor hereby represents and warrants to the Company that:

     3.1 Authorization. Such Investor has full power and authority to enter into this Agreement and the Investors Rights Agreement, and this Agreement and the Investors Rights Agreement, when executed and delivered, will constitute valid and legally binding obligations of such Investor.

     3.2 Purchase Entirely For Own Account. The Series J Preferred Stock to be purchased by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. Such Investor does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or to any third party with respect to any of the Securities.

     3.3 Reliance Upon Investors' Representations. Such Investor understands that the Series J Preferred Stock is not, and any Common Stock acquired on conversion thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated on the Investors' representations set forth herein. Such Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Investor has in mind merely acquiring shares of the Series J Preferred Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Such Investor has no such intention.

     3.4 Receipt Of Information. Such Investor believes it has received all the information such Investor considers necessary or appropriate for deciding whether to purchase the Series J Preferred Stock. Such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series J Preferred Stock and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

     3.5 Investment Experience. Such Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor's investment and has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment in the Series J Preferred Stock. If other than an individual, such Investor has not been organized for the purpose of acquiring the Series J Preferred Stock.

     3.6 Accredited Investor. Such Investor is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

     3.7 Restricted Securities. Such Investor understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, such Investor is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

4.   Conditions Of Investors' Obligations At Closing.

     The obligations of each Investor under Section 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of such Investor's purchase of each of the following conditions, the waiver of which will not be effective against any Investor who does not consent in writing thereto:

     4.1 Representations And Warranties. The representations and warranties of the Company contained in Section 2 will be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     4.2 Performance. The Company will have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

     4.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series J Preferred Stock pursuant to this Agreement will be duly obtained and effective as of such Closing, except for the filing of a Form D pursuant to Regulation D promulgated under the Securities Act and for the filing of any required state securities or blue sky filings.

     4.4 Proceedings And Documents. All corporate and other proceedings in connection with the transactions contemplated at the Initial Closing and all documents incident thereto will be reasonably satisfactory in form and substance to Cooley Godward LLP, which will have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

     4.5 Board Of Directors. Effective as of the Initial Closing, the directors of the Company will be James Bochnowski, Thomas Neff, Thomas Pyle, Michael Schmertzler, Scott Sheldon, Donald Strange and Dr. Jason Rosenbluth.

     4.6 Opinions Of Counsel. Each Investor purchasing on the date hereof will have received from Ropes & Gray, corporate counsel for the Company, an opinion, dated the date of the Initial Closing, in form and substance satisfactory to Cooley Godward LLP.

     4.7 Investors Rights Agreement. The Company and each Investor will have entered into the Investors Rights Agreement.

     4.8 Officer's Certificate. The President of the Company will have delivered to each Investor purchasing on the date hereof a certificate, dated as of the Initial Closing, to the effect that the conditions specified in Sections 4.1, 4.2, 4.3 and 4.5 have been fulfilled with respect to the Initial Closing.

     4.9 Good Standing Certificates. The Company will have delivered to Cooley Godward LLP good standing certificates, dated as of the Initial Closing, from each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires qualification as a foreign corporation and where the failure to so qualify would have a Material Adverse Effect.

5.   Conditions Of The Company's Obligations At Closing.

     The obligations of the Company to each Investor under Section 1.1(a) of this Agreement are subject to the fulfillment on or before the Closing of such Investor's purchase of each of the following conditions by that Investor:

     5.1 Representations And Warranties. The representations and warranties of each Investor contained in Section 3 will be true on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

     5.2 Performance. The Investors will have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

     5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series J Preferred Stock pursuant to this Agreement will be duly obtained and effective as of such Closing.

     5.4 Proceedings And Documents. All corporate and other proceedings in connection with the transactions completed at such Closing and all documents incident thereto will be reasonably satisfactory in form and substance to Ropes & Gray, which will have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

     5.5 Investors Rights Agreement. The Company and each Investor will have entered into the Investors Rights Agreement.

6.   Miscellaneous.

     6.1 Governing Law. This Agreement will be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     6.2 Survival. The representations, warranties, covenants and agreements made herein will survive any investigation made by any Investor and for two years after the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate delivered by or on behalf of the Company pursuant hereto at the Initial Closing in connection with the transactions contemplated hereby will be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     6.3 Successors And Assigns. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     6.4 Severability. In case any provision of this Agreement is invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     6.5  Amendment And Waiver.

          (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least 66 2/3% of the Series J Preferred Stock sold hereunder.

          (b) Except as otherwise expressly provided, (1) the obligations of the Company and the rights of the Investors under this Agreement may be waived by any Investor only in writing and for all Investors only with the written consent of the holders of at least 66 2/3% of the Series J Preferred Stock sold hereunder, and (2) the obligations of the Investors and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

     6.6 Delays Or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach, default or noncompliance of any other party under this Agreement will impair any such right, power or remedy, nor will it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under the Agreement or any waiver on such Investor's part of any provisions or conditions of this Agreement must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law or otherwise afforded to the parties hereto, will be cumulative and not alternative.

     6.7 Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (1) upon personal delivery to the party to be notified, (2) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (3) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (4) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by 10 days' advance written notice to the other parties hereto.

     6.8 Attorneys' Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute will be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement including, without limitation, reasonable fees and expenses of attorneys and accountants, which will include, without limitation, all fees, costs and expenses of appeals.

     6.9 Titles And Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.

     6.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party will be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

     6.12 Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Investor will indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company will indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees, or representatives is responsible.

     6.13 Expenses. Irrespective of whether the Initial Closing is effected, the Company will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Initial Closing is effected, the Company will, at the Initial Closing, reimburse the reasonable fees of Cooley Godward LLP and will, upon receipt of a reasonably detailed bill therefor, reimburse the reasonable out-of-pocket expenses of such counsel.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

The parties have executed this Agreement as of the date first above written.


                              Access Radiology Corporation

                              Signature:
                                         _________________________

                              Printed Name:
                                           _____________________

                              Title:
                                     ____________________________

                              Address:
                                        __________________________

                                        __________________________

                              Bedrock Capital Partners I, L.P.

                              By: Volpe Brown Whelan & Company, LLC,
                                  Its General Partner

                              Signature:
                                         _________________________

                              Printed Name:
                                           _____________________

                              Title:
                                     ____________________________

                              Address:
                                        __________________________

                                        __________________________


                              Bedrock Capital Partners Side-By-Side, L.P.

                              By: Volpe Brown Whelan & Company, LLC,
                                  Its General Partner

                              Signature:
                                         _________________________

                              Printed Name:
                                           _____________________

                              Title:
                                     ____________________________

                              Address:
                                        __________________________

                                        __________________________


         SIGNATURE PAGE TO SERIES J PREFERRED STOCK PURCHASE AGREEMENT

                              VBW Partners, L.P.

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________

                              Seaflower Health and Technology
                              Fund, LLC

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________

                              J&L Sherblom Family, LLC

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________

                              Privat Kredit Bank

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________


         SIGNATURE PAGE TO SERIES J PREFERRED STOCK PURCHASE AGREEMENT

                              Pictet Bank

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________

                              Pictet Bank

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address: __________________________
                                       __________________________
                                       __________________________

                              ICD, Ltd.

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________

                              Guadamur LTD.

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________


         SIGNATURE PAGE TO SERIES J PREFERRED STOCK PURCHASE AGREEMENT

                              Privat Kredir Bank

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________

                              Rigel Investment Corp.

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________

                              Rigel Investment Corp. #2

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________


                              Privat Kredir Bank

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________


         SIGNATURE PAGE TO SERIES J PREFERRED STOCK PURCHASE AGREEMENT

                                 Gole Inc. A

                                 Signature:  _______________________
                                 Printed Name:  ____________________
                                 Title:  ___________________________

                                 Address:  __________________________
                                           __________________________
                                           __________________________


         SIGNATURE PAGE TO SERIES J PREFERRED STOCK PURCHASE AGREEMENT

                              Pacific Venture Group, L.P.

                              By:  PVG Equity Partners, L.L.C
                                   Its General Partner


                              Signature:  _______________________
                              Printed Name:
                              Title:  Member

                              Address:  __________________________
                                        __________________________
                                        __________________________


                              PVG Associates, L.P.

                              By:  PVG Equity Partners, L.L.C.
                                   Its General Partner

                              Signature:  _______________________
                              Printed Name:
                              Title:  Member

                              Address:  __________________________
                                        __________________________
                                        __________________________

                              Delphi Ventures III, L.P.

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                              Address:  __________________________
                                        __________________________
                                        __________________________


                              Delphi BioInvestments III, L.P.

                              Signature:  _______________________
                              Printed Name:  ____________________
                              Title:  ___________________________

                                   Exhibit A

                             Schedule of Investors

----------------------------------------------------------------------------------------------------------------
                                                                                Number of Shares of
                                                                                Series J Preferred
                                                      Total                      Stock Purchased
               Investor Name                      Investment*
----------------------------------------------------------------------------------------------------------------
Bedrock Capital Partners I, L.P.                   $1,800,000.40                  1,636,364
----------------------------------------------------------------------------------------------------------------
Bedrock Capital Partners Side-By-Side, L.P.           199,999.80                    181,818
----------------------------------------------------------------------------------------------------------------
Pacific Venture Group, L.P.                         2,865,660.60                  2,605,146
----------------------------------------------------------------------------------------------------------------
PVG Associates, L.P.                                  134,339.70                    122,127
----------------------------------------------------------------------------------------------------------------
Delphi BioInvestments III, L.P.                         9,440.10                      8,582
----------------------------------------------------------------------------------------------------------------
Delphi Ventures III, L.P.                             524,255.48                    476,596
----------------------------------------------------------------------------------------------------------------
J&L Sherblom Family, LLC                               76,282.19                     69,347
----------------------------------------------------------------------------------------------------------------
Privat Kredir Bank                                    101,561.64                     92,329
----------------------------------------------------------------------------------------------------------------
Pictet Bank                                           101,479.45                     92,254
----------------------------------------------------------------------------------------------------------------
Pictet Bank                                           101,512.33                     92,284
----------------------------------------------------------------------------------------------------------------
ICD, Ltd.                                              50,608.22                     46,007
----------------------------------------------------------------------------------------------------------------
Guadamur Ltd.                                         101,594.52                     92,359
----------------------------------------------------------------------------------------------------------------
Privat Kredir Bank                                     50,904.11                     46,276
----------------------------------------------------------------------------------------------------------------
Rigel Investment Corp.                                 50,180.82                     45,619
----------------------------------------------------------------------------------------------------------------
Rigel Investment Corp. #2                              50,180.82                     45,619
----------------------------------------------------------------------------------------------------------------
Privat Kredir Bank                                    101,561.64                     92,329
----------------------------------------------------------------------------------------------------------------
Gole Inc. A                                            50,780.82                     46,164
----------------------------------------------------------------------------------------------------------------
TOTALS                                              6,522,907.04                  5,929,915
----------------------------------------------------------------------------------------------------------------

*  Assumes conversion of certain convertible notes on September 30, 1997.

                                   Exhibit A

                             Schedule of Investors


---------------------------------------------------------------------------------
                                                              Number of Shares of
                                                              Series J Preferred
                Investor Name                     Total         Stock Purchased
                                               Investment*
---------------------------------------------------------------------------------
Bedrock Capital Partners I, L.P.               $1,800,000.40            1,636,364
---------------------------------------------------------------------------------
Bedrock Capital Partners Side-By-Side, L.P.       199,999.80              181,818
---------------------------------------------------------------------------------
Pacific Venture Group, L.P.                     2,865,660.60            2,605,146
---------------------------------------------------------------------------------
PVG Associates, L.P.                              134,339.70              122,127
---------------------------------------------------------------------------------
Delphi BioInvestments III, L.P.                     9,440.10                8,582
---------------------------------------------------------------------------------
Delphi Ventures III, L.P.                         524,255.48              476,596
---------------------------------------------------------------------------------
J&L Sherblom Family, LLC                           76,282.19               69,347
---------------------------------------------------------------------------------
Privat Kredir Bank                                101,561.64               92,329
---------------------------------------------------------------------------------
Pictet Bank                                       101,479.45               92,254
---------------------------------------------------------------------------------
ICD, Ltd.                                          50,608.22               46,007
---------------------------------------------------------------------------------
Guadamur Ltd.                                     101,594.52               92,359
---------------------------------------------------------------------------------
Privat Kredir Bank                                 50,904.11               46,276
---------------------------------------------------------------------------------
Rigel Investment Corp.                             50,180.82               45,619
---------------------------------------------------------------------------------
Rigel Investment Corp. #2                          50,180.82               45,619
---------------------------------------------------------------------------------
Privat Kredir Bank                                101,561.64               92,329
---------------------------------------------------------------------------------
Gole Inc. A                                        50,780.82               46,164
---------------------------------------------------------------------------------
TOTALS                                          6,522,907.04            5,929,915
---------------------------------------------------------------------------------

*    Assumes conversion of certain convertible notes on September 30, 1997.

                                                                       EXHIBIT B


     AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ACCESS
                             RADIOLOGY CORPORATION

           Scott S. Sheldon and Christine Chung hereby certify that:

A. They are the duly elected and acting President and Secretary, respectively, of ACCESS Radiology Corporation, a Delaware corporation.

B. The original name of this corporation is Teleradiology Services Incorporated and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is March 17, 1992.

C. The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

"1.  CORPORATE NAME.

     The name of the corporation is ACCESS Radiology Corporation (the
"Company").

2.   REGISTERED AGENT.

     The address of the registered office of the Company in the State of Delaware is 1013 Center Road, in the City of Wilmington, New Castle County, Delaware 19805. The name of the Company's registered agent at said address is The Corporation Service Company.

3.   CORPORATE PURPOSE.

     The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

4.   CAPITAL STOCK.

     4.1 Authorized Stock. This Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares that the Company is authorized to issue is 50,000,000 shares, 35,000,000 shares of which will be Common Stock (the "Common Stock") and 15,000,000 shares of which will be Preferred Stock. The Preferred Stock will have a par value of $0.01 per share and the Common Stock will have a par value of $0.01 per share.

     4.2 Undesignated Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series will be so decreased, the shares constituting such decrease will resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     4.3 Preferred Stock. The rights, preferences, privileges, restrictions and other matters relating to the Preferred Stock are as follows:

          (a) Designation. 716 of the authorized shares of Preferred Stock are hereby designated "Series B Preferred Stock" (the "Series B Preferred"). 450 of the authorized shares of Preferred Stock are hereby designated "Series C Preferred Stock" (the "Series C Preferred"). 345 of the authorized shares of Preferred Stock are hereby designated "Series E Preferred Stock" (the "Series E Preferred"). 1,000 of the authorized shares of Preferred Stock are hereby designated "Series F Preferred Stock" (the "Series F Preferred"). 816 of the authorized shares of Preferred Stock are hereby designated "Series G Preferred Stock" (the "Series G Preferred"). 400 of the authorized shares of Preferred Stock are hereby designated "Series H Preferred Stock" (the "Series H Preferred"). 7,230,000 of the authorized shares of Preferred Stock are hereby designated "Series J Preferred Stock" (the "Series J Preferred"). References hereinafter to the "Series Preferred" means the Series B Preferred, the Series C Preferred, the Series E Preferred, the Series F Preferred, the Series G Preferred, the Series H Preferred and any future series so designated.

          (b)  Dividend Rights.

               (1) Holders of Series J Preferred, in preference to the holders of Series Preferred or Common Stock, will be entitled to receive, when and as declared by the Board of Directors, but only out of funds that are legally available therefor, cash dividends at the rate of 10% of the Original Issue Price (as defined below) per annum on each outstanding share of Series J Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The Original Issue Price of the Series J Preferred will be $1.10. Such dividends will be payable only when, as and if declared by the Board of Directors and will be non-cumulative.

               (2) So long as any shares of Series J Preferred are outstanding, no dividend, whether in cash or property, will be paid or declared, nor will any other distribution be made, on any Series Preferred or Common Stock, nor will any shares of any Series Preferred or Common Stock be purchased, redeemed or otherwise acquired for value by the Company until all dividends on the Series J Preferred set forth in Section 4.3(b)(1) above have been paid or declared and set apart. In addition, in the event dividends are paid on any share of Series Preferred or Common Stock, an additional dividend will be paid with respect to all outstanding shares of Series J Preferred in an amount equal per share (on an as-if-converted to Common Stock basis) to the amount paid or set aside for each such share (on an as if-converted to Common Stock basis). The provisions of this
Section 4.3(b)(2) will not apply to (A) a dividend payable in Common Stock or
(B) any repurchase of any outstanding securities of the Company that is unanimously approved by the Board of Directors.

               (3) Whenever the Company declares a dividend on its Common Stock, the holders of Series Preferred will be entitled to receive dividends in an amount equal per share (on an as-if converted to Common Stock basis) to the amount paid or set aside for each share of Common Stock. The provisions of this
Section 4.3(b)(3) will not apply to (A) a dividend payable in Common Stock or
(B) any repurchase of any outstanding securities of the Company that is unanimously approved by the Board of Directors.

          (c)  Voting Rights.

               (1) Except as otherwise provided herein or as required by law, the Series Preferred and Series J Preferred will be voted equally with the shares of the Common Stock of the Company and not as a separate class at any annual or special meeting of stockholders of the Company, and may act by written consent in the same manner as the Common Stock. In either case, each holder of shares of Series Preferred and Series J Preferred will be entitled to such number of votes as is equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series Preferred and Series J Preferred are convertible pursuant to Section 4.3(d) immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

               (2) In addition to any other vote or consent required herein or by law, the vote or written consent of the holders of 2/3 of the outstanding series of each respective Series Preferred will be necessary for effecting or validating the following actions with respect to such series:

                    (A) Creation or authorization of any additional class or series of shares of stock unless the same ranks junior to, or pari passu with, such Series Preferred as to the distribution of assets on the liquidation, dissolution or winding up of the Company, or an increase in the authorized amount of any additional class or series of shares of stock unless the same ranks junior to, or pari passu with, such Series Preferred as to the distribution of assets on the liquidation, dissolution or winding up of the Company, or creation or authorization of any obligation or security convertible into shares of any class or series of stock unless the same ranks junior to, or pari passu with, such Series Preferred as to the distribution of assets on the liquidation, dissolution or winding up of the Company, whether any such creation, authorization or increase will be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

                    (B) Amendment, alteration or repeal of the Certificate of Incorporation if the effect would be materially detrimental or adverse in any manner with respect to the rights of the holders of such Series Preferred; or

                    (C) Redemption or other acquisition of any shares of such Series Preferred except pursuant to a purchase offer made pro rata to all holders of the shares of such Series Preferred on the basis of the aggregate number of outstanding shares of such Series Preferred then held by each such holder.

               (3) In addition to any other vote or consent required herein or by law, the vote or written consent of the holders of 2/3 of the outstanding Series J Preferred will be necessary for effecting or validating the following actions:

                    (A) Any amendment, alteration or repeal of any provision of the Certificate of Incorporation or Bylaws of the Company that adversely affects the voting powers, preferences or other special rights or privileges, qualifications, limitations or restrictions of the Series J Preferred;

                    (B) Any increase or decrease (other than by conversion) in the authorized number of shares of Common Stock or Series J Preferred;

                    (C) Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Company ranking senior to the Series J Preferred in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series;

               (4) In addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series Preferred and Series J Preferred, voting together as a single class on an as-if-converted to Common Stock basis, will be necessary for effecting or validating the following actions:

                    (A) Any redemption, repurchase, payment of dividends or other distribution with respect to Preferred Stock or Common Stock, except for acquisitions of Preferred Stock or Common Stock by the Company pursuant to and in compliance with agreements that permit the Company to repurchase such shares upon termination of services to the Company;

                    (B) Any agreement by the Company or its stockholders regarding an Asset Transfer or Acquisition (each as defined in Section 4.3(d)(6);

                    (C) Any amendment, modification or waiver of the Certificate of Incorporation or Bylaws of the Company relative to the rights, preferences, privileges, restrictions or other matters relating to any series of Preferred Stock;

                    (D) Any voluntary dissolution or liquidation of the Company; or

                    (E) Any issuance of equity securities as compensation to employees, officers, directors or consultants of the Company other than under the Option Plan (as defined in Section 4.3(f)(9)(D).

               (5) For so long as any shares of Series J Preferred remain outstanding, the authorized number of directors of the Company will be seven and
(A) the holders of Series J Preferred, voting as a separate class, will be entitled to elect one member of the Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director and (B) the holders of Common Stock, Series Preferred and Series J Preferred, voting together as a class on an as-if-converted to Common Stock basis, will be entitled to elect all remaining members of the Board of Directors at each meeting or pursuant to each consent of the Company's stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

          (d)  Liquidation Preference.

               (1) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, with respect to which the Total Company Valuation (as defined below) is less than $26,000,000, before any distribution or payment is made to the holders of Series Preferred or Common Stock, the holders of Series J Preferred will be entitled to be paid out of the assets of the Company, for each share of Series J Preferred held by them, an amount per share of Series J Preferred equal to the Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the Series J Preferred) plus all declared but unpaid dividends on the Series J Preferred.

               (2) If, upon any liquidation, distribution or winding up to which Section 4.3(d)(1) applies, the assets of the Company are insufficient to make payment in full to all holders of Series J Preferred of the liquidation preference set forth in Section 4.3(d)(1), then such assets will be distributed among the holders of Series J Preferred at the time outstanding ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

               (3) After the payment of the full liquidation preference of the Series J Preferred as set forth in Section 4.3(d)(1) (if applicable), the assets of the Company legally available for distribution, if any, will be distributed to the holders of Series Preferred (and any other series of Preferred Stock designated by the Board of Directors as sharing with the Series Preferred on a pari passu basis in the event of a liquidation) on a pari passu basis as follows:

                    (A) $1,000 for each of share of Series B Preferred held by them;

                    (B) $5,000 for each of share of Series C Preferred held by them;

                    (C) $5,000 for each of share of Series E Preferred held by them;

                    (D) $1,000 for each of share of Series F Preferred held by them;

                    (E) $5,000 for each of share of Series G Preferred held by them;

                    (F) $5,000 for each of share of Series H Preferred held by them; and

                    (G) Any amount designated by the Board of Directors with respect to any other series of Preferred Stock designated by the Board of Directors as sharing with the Series Preferred on a pari passu basis in the event of a liquidation.

               (4) If the assets to be distributed among the holders of the Series Preferred (and any other series of Preferred Stock designated by the Board of Directors as sharing with the Series Preferred on a pari passu basis in the event of a liquidation) are insufficient to permit payment in full to such holders of the amounts distributable pursuant to Section 4.3(d)(3), then such assets will be distributed ratably among such holders of outstanding shares of Series Preferred (and any other series of Preferred Stock designated by the Board of Directors as sharing with the Series Preferred on pari passu basis in the event of a liquidation).

               (5) After the payment of the full liquidation preference of the Series Preferred as set forth in Section 4.3(d)(3), the remaining assets of the Company legally available for distribution, if any, will be distributed ratably to the holders of the Common Stock and Series J Preferred on an as-if-converted to Common Stock basis.

               (6)  The following definitions will apply under this Section
4.3(d):

                    (A) a "liquidation" of the Company will include (without limitation):

                         1)   any consolidation or merger of the Company with or
into any other corporation or other entity or person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own 50% or less of the Company's voting power immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which the Company is a party in which 50% or more of the Company's voting power is transferred unless within ten days after receipt of notice that the event will occur, holders of a majority of the outstanding Series Preferred, voting together as a single class on an as-if-converted to Common Stock basis, and holders of a majority of the outstanding Series J Preferred elect in writing not to treat such event as a liquidation of the Company (an "Acquisition"); or

                         2)   a sale, lease or other disposition of all or
substantially all of the assets of the Company (an "Asset Transfer").

                    (B) "Total Company Valuation" means the aggregate Fair Market Value of the consideration received or to be received by all holders of capital stock of the Company in any liquidation, dissolution or winding up of the Company (including consideration received or to be received through the operation of this Section 4.3(d)). In the event of an Acquisition involving the transfer of less than all of the capital stock of the Company, the Total Company Valuation will be computed by multiplying the Fair Market Value of the consideration received or to be received by all holders of capital stock of the Company in such transaction by a fraction, the numerator of which is the total number of shares of capital stock of the Company then outstanding (on an as-if-converted to Common Stock basis and assuming the exercise of all outstanding stock options and warrants) and the denominator of which is the number of shares of the Company's capital stock (on an as-if-converted to Common Stock basis and assuming the exercise of all outstanding stock options and warrants) actually transferred.

                    (C) "Fair Market Value" means (1) with respect to consideration consisting of cash, the amount of such cash, (2) with respect to securities that are publicly traded, the average Current Market Price of such securities over the 20 consecutive trading days ending with and including the date prior to the date as of which Fair Market Value is to be determined, and
(3) with respect to any other property, the value determined in good faith by the Board of Directors of the Company.

                    (D) "Current Market Price" of a security means, for any day, the last reported sales price, or if no sale takes place on such day, the average of the reported closing bid and asked prices, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on the Nasdaq National Market, as reported by Nasdaq in the over the counter market or, if not reported by Nasdaq, the average of the bid and asked prices as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for the purpose by the

Company's Board of Directors or, if there is no such firm, as determined in good faith by the Company's Board of Directors.

          (e) Conversion Rights Of Series Preferred. The holders of each series of Series Preferred will have the following conversion rights:

               (1) Right To Convert Series B Preferred. On the terms and subject to the conditions of this Section 4.3(e), the holder of any share or shares of Series B Preferred will have the right, at the holder's option at any time, to convert any such shares of Series B Preferred (except that upon any liquidation of the Company the right of conversion will terminate at the close of business on the business day fixed for payment of the amount distributable on the Series B Preferred) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (A) multiplying the number of shares of Series B Preferred to be converted by $1,000 and (B) dividing the result by the conversion price of $4.16667 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section 4.3(e), then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series B Conversion Price").

               (2) Right To Convert Series C Preferred. On the terms and subject to the conditions of this Section 4.3(e), the holder of any share or shares of Series C Preferred will have the right, at the holder's option at any time, to convert any such shares of Series C Preferred (except that upon any liquidation of the Company the right of conversion will terminate at the close of business on the business day fixed for payment of the amount distributable on the Series C Preferred) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (A) multiplying the number of shares of Series C Preferred to be converted by $5,000 and (B) dividing the result by the conversion price of $5.25 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section 4.3(e), then by the conversion price as last adjusted and in effect at the date any share or shares of Series C Preferred are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series C Conversion Price").

               (3) Right To Convert Series E Preferred. On the terms and subject to the conditions of this Section 4.3(e), the holder of any share or shares of Series E Preferred will have the right, at the holder's option at any time, to convert any such shares of Series E Preferred (except that upon any liquidation of the Company the right of conversion will terminate at the close of business on the business day fixed for payment of the amount distributable on the Series E Preferred) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (A) multiplying the number of shares of Series E Preferred to be converted by $5,000 and (B) dividing the result by the conversion price of $5.25 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section 4.3(e), then by the conversion price as last adjusted and in effect at the date any share or shares of Series E Preferred are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series E Conversion Price").

               (4) Right To Convert Series F Preferred. On the terms and subject to the conditions of this Section 4.3(e), the holder of any share or shares of Series F Preferred will have the right, at the holder's option at any time, to convert any such shares of Series F Preferred (except that upon any liquidation of the Company the right of conversion will terminate at the close of business on the business day fixed for payment of the amount distributable on the Series F Preferred) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (A) multiplying the number of shares of Series F Preferred to be converted by $1,000 and (B) dividing the result by the conversion price of $0.50 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section 4.3(e), then by the conversion price as last adjusted and in effect at the date any share or shares of Series F Preferred are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series F Conversion Price").

               (5) Right To Convert Series G Preferred. On the terms and subject to the conditions of this Section 4.3(e), the holder of any share or shares of Series G Preferred will have the right, at the holder's option at any time, to convert any such shares of Series G Preferred (except that upon any liquidation of the Company the right of conversion will terminate at the close of business on the business day fixed for payment of the amount distributable on the Series G Preferred) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (A) multiplying the number of shares of Series G Preferred to be converted by $5,000 and (B) dividing the result by the conversion price of $1.50 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section 4.3(e), then by the conversion price as last adjusted and in effect at the date any share or shares of Series G Preferred are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series G Conversion Price").

               (6) Right To Convert Series H Preferred. On the terms and subject to the conditions of this Section 4.3(e), the holder of any share or shares of Series H Preferred will have the right, at the holder's option at any time, to convert any such shares of Series H Preferred (except that upon any liquidation of the Company the right of conversion will terminate at the close of business on the business day fixed for payment of the amount distributable on the Series H Preferred) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (A) multiplying the number of shares of Series H Preferred to be converted by $5,000 and (B) dividing the result by the conversion price of $1.50 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section 4.3(e), then by the conversion price as last adjusted and in effect at the date any share or shares of Series H Preferred are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series H Conversion Price"). Each of the Series B Conversion Price, the Series C Conversion Price, the Series E Conversion Price, the Series F Conversion Price, the Series G Conversion Price and the Series H Conversion Price will hereinafter be referred to as the "Applicable Conversion Price".

               (7) Issuance Of Certificates; Time Conversion Effected. Such rights of conversion set forth in Sections 4.3(e)(1) through 4.3(e)(6) will be exercised by a holder of Series Preferred by giving written notice that such holder elects to convert a stated number of shares of Series Preferred into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the holders of Series Preferred) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock will be issued. Promptly after the receipt of such written notice and surrender of the certificate or certificates for the share or shares of Series Preferred to be converted, the Company will issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series Preferred. To the extent permitted by law, such conversion will be deemed to have been effected and the Applicable Conversion Price will be determined as of the close of business on the date on which such written notice has been received by the Company and the certificate or certificates for such share or shares have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series Preferred will cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock will be issuable upon such conversion will be deemed to have become the holder or holders of record of the shares represented thereby.

               (8) Fractional Shares; Dividends; Partial Conversion. At the time of each conversion, the Company will pay in cash an amount equal to all dividends declared but unpaid on the shares of such Series Preferred surrendered for conversion on the date upon which the conversion is deemed to take place as provided in Section 4.3(e)(7). In case the number of shares of Series Preferred represented by the certificate or certificates surrendered pursuant to Sections 4.3(e)(1) through 4.3(e)(6) exceeds the number of shares converted, the Company will, upon such conversion, execute and deliver to the holder, at the expense of the Company, a new certificate or certificates for the number of shares of such Series Preferred represented by the certificate or certificates surrendered that are not to be converted. If any fractional share of Common Stock would be delivered upon such conversion, the Company will pay to the holder surrendering such Series Preferred for conversion an amount in cash equal to the fair market value of such fractional share as determined in good faith by the Board of Directors of the Company.

               (9) Subdivision Or Combination Of Common Stock. In case the Company at any time after the date of this certificate subdivides (whether before or after the issuance of any Series Preferred and whether by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Applicable Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and, conversely, in case the outstanding shares of Common Stock are combined into a smaller number of shares, the Applicable Conversion Price in effect immediately prior to such combination will be proportionately increased.

               (10) Reorganization Or Reclassification. If any capital reorganization or reclassification of the capital stock of the Company is effected in such a way that holders of Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provision will be made whereby each holder of a share or shares of Series Preferred will thereupon have the right to receive, upon the basis and upon the terms and subject to the conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series Preferred, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions will be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Applicable Conversion Price) will thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

               (11) Notice Of Adjustment. Upon any adjustment of the Applicable Conversion Price, then and in each such case the Company will give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of Series Preferred at the address of such holder as shown on the books of the Company, which notice will state the Applicable Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

               (12) Other Notices. In case at any time:

                    (A) the Company declares any dividend upon its Common Stock payable in cash or stock or makes any other distribution to the holders of its Common Stock;

                    (B) the Company offers for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                    (C) there is any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all of the assets of the Company; or

                    (D) there is a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company will give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex. addressed to each holder of any shares of Series Preferred at the address of such holder as shown on the books of the Company, (a) at least 20 days' prior written notice of the date on which the books of the Company will close or a record will be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same will take place. Such notice in accordance with the foregoing clause (a) will also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock will be entitled thereto and such notice in accordance with the foregoing clause (b) will also specify the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

               (13) Stock To Be Reserved. The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series Preferred as herein provided, such number of shares of Common Stock as are then issuable upon the conversion of outstanding shares of Series Preferred. The Company covenants that all shares of Common Stock that will be so issued will be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Applicable Conversion Price in effect at the time. The Company will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Company will not take any action that results in any adjustment of the Applicable Conversion Price if the total number of shares of Common Stock issued -and issuable after such action upon conversion of the Series Preferred would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation.

               (14) No Reissuance Of Series Preferred. Shares of Series Preferred that are converted into shares of Common Stock as provided herein will not be reissued.

               (15) Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series Preferred will be made without charge to the holders thereof for any such issuance tax in respect thereof, provided that the Company will not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of such Series Preferred that is being converted.

               (16) Closing Of Books. The Company will at no time close its transfer books against the transfer of any Series Preferred or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series Preferred in any manner that interferes with the timely conversion of such Series Preferred, except as may otherwise be required to comply with applicable securities law.

               (17) Definition Of Common Stock. As used in this Section 4.3(e), the term "Common Stock" means the Company's authorized Common Stock, par value $.01 per share, as constituted on the date of the filing of this Amended and Restated Certificate of Incorporation, and will also include any capital stock of any class of the Company thereafter authorized that will neither be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares of Common Stock receivable upon conversion of the shares of Series Preferred will include only shares designated as Common Stock of the Company on the date of the filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section 4.3(e)(10).

               (18) Mandatory Conversion Of Series Preferred. If at any time the Company effects a firm commitment underwritten public offering of shares of Common Stock, then effective upon the closing of the sale of such shares by the Company pursuant to such public offering, all outstanding shares of Series Preferred, except shares of Series H Preferred, will automatically convert to shares of Common Stock on the basis so forth in this Section 4.3(e). Holders of such shares of Series Preferred so converted may deliver to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Company will issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to
Section 4.3(e)(8). Until such time as a holder of shares of Series Preferred surrenders his, her or its certificates, therefor as provided above, such certificates will be deemed to represent the shares of Common Stock to which such holder will be entitled upon the surrender thereof.

               (19) Mandatory Conversion Of Series H Preferred. If at any time the Company effects a firm commitment underwritten public offering of shares of Common Stock at a price of at least $3.00 per share (subject to adjustment in the same manner as the Series H Conversion Price is subject to adjustment pursuant to Section 4.3(e)(9)) for gross proceeds of at least $15,000,000, then effective upon the closing of the sale of such shares by the Company pursuant to such public offering, all outstanding shares of Series H Preferred will automatically convert to shares of Common Stock on the basis set forth in this
Section 4.3(e). If the Company effects a firm commitment underwritten public offering that does not meet the price and gross proceeds criteria set forth in the preceding sentence, and thereafter the Company effects, in a transaction approved by the holders of a majority of the voting power of all shares of capital stock entitled to vote thereon voting together as a single class, a consolidation or merger of the Company into or with any other entity or entities that results in the exchange of outstanding shares of the Company for securities or other consideration issued or paid or caused to be issued or paid by any such entity or an affiliate thereof (other than a merger to reincorporate the Company in a different jurisdiction), or the sale, lease or other disposition by the Company of all or substantially all of its assets, then upon the closing of such transaction all outstanding shares of Series H Preferred will automatically convert to shares of Common Stock on the basis set forth in this Section 4.3(e) and the provisions of Section 4.3(d)(3) will not apply to the Series H Preferred with respect to such transaction. Holders of shares of Series H Preferred converted pursuant to this Section 4.3(e)(19) may deliver to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Company will issue and deliver to such holder a certificate or certificates of the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to Section 4.3(e)(8). Until such time as a holder of shares of Series H Preferred surrenders his, her or its certificates therefor as provided above, such certificates will be deemed to represent the shares of Common Stock to which such holder will be entitled upon the surrender thereof.

          (f) Conversion Rights Of Series J Preferred. The holders of the Series J Preferred will have the following rights with respect to the conversion of the Series J Preferred into shares of Common Stock:

               (1) Conversion Rate. The conversion rate in effect at any time for conversion of the Series J Preferred will be the quotient obtained by dividing the Original Issue Price by the Series J Conversion Price (as defined below). The conversion price for the Series J Preferred (the "Series J Conversion Price") will initially be the Original Issue Price. The Series J Conversion Price will be adjusted from time to time in accordance with this
Section 4.3(f). All references to the Series J Conversion Price herein mean the Series J Conversion Price as so adjusted. The number of shares of Common Stock to which a holder of Series J Preferred will be entitled upon conversion will be the product obtained by multiplying the Series J Conversion Rate then in effect by the number of shares of Series J Preferred being converted.

               (2)  Optional Conversion.

                    (A) Subject to and in compliance with the provisions of this Section 4.3(f), any shares of Series J Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock.

                    (B) Each holder of Series J Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 4.3(f)(2) will surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series J Preferred, and will give written notice to the Company at such office that such holder elects to convert the same. Such notice will state the number of shares of Series J Preferred being converted. Thereupon, the Company will promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and will promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series J Preferred being converted. Such conversion will be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series J Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion will be treated for all purposes as the record holder of such shares of Common Stock on such date.

               (3)  Automatic Conversion.

                    (A) Each share of Series J Preferred will automatically be converted into shares of Common Stock (1) at any time upon the affirmative election of the holders of a majority of the then-outstanding shares of the Series J Preferred or (2) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (A) the per share price to the public is at least $3.00 (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) and (B) the aggregate cash proceeds to the Company (after deduction of underwriters' commissions and expenses) are at least $15,000,000 (a "Qualified IPO").

                    (B)  Upon the first occurrence of an event specified in
Section 4.3(f)(3)(A), the outstanding shares of Series I Preferred will be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company will not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series J Preferred are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates (and, if reasonably requested by the Company, obtains a bond therefor). Upon the occurrence of such automatic conversion of the Series J Preferred, the holders of Series J Preferred will surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series J Preferred. Thereupon, there will be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series J Preferred surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends will be paid in accordance with the provisions of Section 4.3(f)(2)(B).

               (4) Adjustment For Stock Splits And Combinations. If the Company at any time or from time to time after the date that the first share of Series J Preferred is issued (the "Original Issue Date") effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Series J Conversion Price in effect immediately before that subdivision will be proportionately decreased. Conversely, if the Company at any time or from time to time after the Original Issue Date combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Series J Conversion Price in effect immediately before the combination will be proportionately increased. Any adjustment under this Section 4.3(f)(4) will become effective at the close of business on the date the subdivision or combination becomes effective.

               (5) Adjustment For Common Stock Dividends And Distributions. If the Company at any time or from time to time after the Original Issue Date makes a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series J Conversion Price that is then in effect will be decreased as of the time of such issuance by multiplying the Series J Conversion Price then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and (B) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance.

               (6) Adjustments For Other Dividends And Distributions. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision will be made so that the holders of the Series J Preferred will receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company that they would have received had their Series J Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4.3(f) with respect to the rights of the holders of the Series J Preferred or with respect to such other securities by their terms.

               (7) Adjustment For Reclassification, Exchange And Substitution. If at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of the Series J Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer or a stock dividend, combination, split, recapitalization or other transaction for which adjustment to the Series J Conversion Price is provided elsewhere in this Section 4.3(f)), in any such event each holder of Series J Preferred will have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series J Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

               (8) Reorganizations. If at any time or from time to time after the Original Issue Date there is a capital reorganization of the Common Stock (other than an Acquisition or Asset Transfer or a stock dividend, combination, split, recapitalization or other transaction for which adjustment to the Series J Conversion Rate is provided elsewhere in this Section 4.3(f)), as a part of such capital reorganization, provision will be made so that the holders of the Series J Preferred will thereafter be entitled to receive upon conversion of the Series J Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 4.3(f) with respect to the rights of the holders of Series J Preferred after the capital reorganization to the end that the provisions of this Section 4.3(f) (including adjustment of the Series J Conversion Price then in effect and the number of shares issuable upon conversion of the Series J Preferred) will be applicable after that event and be as nearly equivalent as practicable.

               (9)  Sale Of Shares Below Series J Conversion Price.

                    (A) If at any time or from time to time after the Original Issue Date the Company issues or sells, or is deemed by the express provisions of this Section 4.3(f)(9) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as an Acquisition or Asset Transfer or a stock dividend, combination, split, recapitalization or other transaction for which adjustment to the Series J Conversion Rate is provided elsewhere in this Section 4.3(f), for an Effective Price (as hereinafter defined) less than the then-effective Series J Conversion Price, then and in each such case the then-existing Series J Conversion Price will be reduced, as of the opening of business on the date of such issue or sale, to (1) if such issuance occurs on or prior to the second anniversary of the Original Issue Date, the Effective Price or (2) if such issuance occurs after the second anniversary of the Original Issue date, a price determined by multiplying the then-effective Series J Conversion Price by a fraction (A) the numerator of which will be (i) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale, plus (ii) the number of shares of Common Stock that the aggregate consideration received (as hereinafter defined) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Series J Conversion Price, and (B) the denominator of which will be the number of shares of Common Stock deemed outstanding immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For the purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date will be the sum of (1) the number of shares of Common Stock actually outstanding and (2) the number of shares of Common Stock into which the then-outstanding shares of Preferred Stock could be converted if fully converted on the day immediately preceding the given date.

                    (B) For the purpose of making any adjustment required under this Section 4.3(f)(9), the consideration received by the Company for any issue or sale of securities (1) to the extent it consists of cash, will be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, will be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, will be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                    (C)  For the purpose of the adjustment required under this
Section 4.3(f)(9), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Series J Conversion Price, in each case the Company will be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company will be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price will be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price will be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Series J Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, will be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities will expire without having been exercised, the Series J Conversion Price as adjusted upon the issuance of such rights, options or Convertible Securities will be readjusted to the Series J Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided that such readjustment will not apply to prior conversions of Series J Preferred.

                    (D) "Additional Shares of Common Stock" means all shares of Common Stock issued by the Company or deemed to be issued pursuant to this
Section 4.3(f)(9), whether or not subsequently reacquired or retired by the Company other than (1) shares of Common Stock issued upon conversion of the Preferred Stock; (2) up to 1,582,343 shares of Common Stock and/or options or other Common Stock purchase rights, and the Common Stock issued pursuant to such options or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued after the Original Issue Date to employees, officers or directors of or consultants or advisors to the Company or any subsidiary pursuant to a stock option plan that is approved unanimously by the Board of Directors (the "Option Plan"); (3) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Original Issue Date; and (4) shares of Common Stock and/or warrants, options or other Common Stock purchase rights, and the Common Stock issued pursuant to such warrants, options or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued after the Original Issue Date pursuant to any equipment leasing arrangement or debt financing approved by the Board of Directors. The "Effective Price" of Additional Shares of Common Stock means the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 4.3(f)(9), into the aggregate consideration received, or deemed to have been received by the

Company for such issue under this Section 4.3(f)(9), for such Additional Shares of Common Stock.

               (10) Certificate Of Adjustment. In each case of an adjustment or readjustment of the Series J Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series J Preferred, if the Series J Preferred is then convertible pursuant to this Section 4.3(f), the Company, at its expense, will compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and will mail such certificate, by first class mail postage prepaid, to each registered holder of Series J Preferred at the holder's address as shown in the Company's books. The certificate will set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (A) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (B) the Series J Conversion Price at the time in effect, (C) the number of Additional Shares of Common Stock and (D) the type and amount, if any, of other property that at the time would be received upon conversion of the Series J Preferred.

               (11) Notices Of Record Date. Upon (A) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (B) any Acquisition or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, any Asset Transfer or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company will mail to each holder of Series J Preferred at least 20 days prior to the record date specified therein a notice specifying (X) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (Y) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset, Transfer, dissolution, liquidation or winding up is expected to become effective, and (Z) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) will be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up.

               (12) Fractional Shares. No fractional shares of Common Stock will be issued upon conversion of Series J Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series J Preferred by a holder thereof will be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company will, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board of Directors) on the date of conversion.

               (13) Reservation Of Stock Issuable Upon Conversion. The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series J Preferred, such number of its shares of Common Stock as from time to time will be sufficient to effect the conversion of all outstanding shares of the Series J Preferred. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of all then-outstanding shares of the Series J Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as will be sufficient for such purpose.

               (14) Notices. Any notice required or permitted by the provisions of this Section 4.3(f) will be in writing and will be deemed effectively given:
(A) upon personal delivery to the party to be notified, (B) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (C) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (D) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices will be addressed to each holder of record at the address of such holder appearing on the books of the Company.

               (15) Payment Of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series J Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series J Preferred so converted were registered.

               (16) No Dilution Or Impairment. Without the consent of the holders of then outstanding Series J Preferred as required under Section 43(c)(3), the Company will not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series J Preferred against dilution or other impairment.

          (g) No Reissuance Of Preferred Stock. No share or shares of Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise will be reissued.

          (h) No Preemptive Rights. Stockholders will have no preemptive rights except as granted by the Company pursuant to written agreements.

5.   BYLAWS.

     The Board of Directors will have the power to adopt, amend or repeal the bylaws of the Company, subject to any consent or approval that may be required by the terms of any Preferred Stock.

6.   ELECTIONS.

     Election of directors need not be by written ballot unless the bylaws of the Company so provide.

7.   LIMITATION ON LIABILITY; INDEMNITY.

     7.1 Liability. A director of the Company will not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

     7.2  Indemnity.

          (a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, will be indemnified and held harmless by the Company to the fullest extent permitted by Delaware law; provided, however, that the foregoing will not require the Company to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. The right to indemnification conferred in this Section 7.2 will include the right to be paid by the Company the expenses incurred in connection with any such proceeding in advance of its disposition to the fullest extent permitted by Delaware law. The right to indemnification conferred in this Section 7.2 will be a contract right. Any person seeking indemnification under this Section 7.2 will be deemed to have met the standard of conduct required for indemnification unless the contrary will be established.

          (b) The Company may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Company to such extent and to such effect as the Board of Directors will determine to be appropriate and permitted by Delaware law.

          (c) The Company will have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under Delaware law.

          (d) The rights and authority conferred in this Section 7 will not be exclusive of any other right which any person may otherwise have or hereafter acquire.

          (e) Neither the amendment nor repeal of this Section 7, nor the adoption of any provision of the Certificate of Incorporation or the bylaws of the Company, nor, to the fullest extent permitted by Delaware law, any modification of law, will eliminate or reduce the effect of this Section 7 in respect of any acts or omissions; occurring prior to such amendment, repeal, adoption or modification.

8.   AMENDMENTS.

     The Company reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware law.

D. This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of this Company.

E. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Company. The total number of outstanding shares entitled to vote or act by written consent was 1,081,834 shares of Common Stock, 716 shares of Series B Preferred Stock, 450 shares of Series C Preferred Stock, 344.39 shares of Series E Preferred Stock, 1,000 shares of Series F Preferred Stock,
815.87 shares of Series G Preferred Stock and 400 shares of Series H Preferred Stock. A majority of the outstanding shares of Common Stock and at least 2/3 of the outstanding shares of each outstanding series of Preferred Stock approved this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware and written notice of such was given by the Company in accordance with said Section 228.

     The Company has caused this Amended and Restated Certificate of Incorporation to be signed by the President and the Secretary in ____________, Massachusetts, this __ day of September, 1997.


                                             ACCESS RADIOLOGY CORPORATION



                                             By: _______________________________
                                                 Scott S. Sheldon
                                                 President



Attest:



By: _____________________________
    Christine Chung
    Secretary

                                   Exhibit C

                            SCHEDULE OF EXCEPTIONS

     Capitalized terms used herein and not otherwise defined have the meanings set forth in the Series J Preferred Stock Purchase Agreement, dated September 30, 1997, to which this Schedule of Exceptions is attached as Exhibit C. Disclosure of any matter in any item of this Schedule is deemed to be disclosure of such matter for purposes of all items with respect to which such matter is required to be disclosed. Disclosure of any matter in this Schedule does not, by implication or otherwise, indicate that such matter is material. Copies or forms of all of the documents listed or described below have been provided to Cooley Godward LLP and any summary below is qualified by reference to such documents.

     2.5(c) A list of the Company's shareholders has been provided to Cooley Godward LLP.

     2.5(d) The Company has issued a certificate for five shares of Series C Preferred Stock to Joseph Tortorici, a holder who in fact subscribed and paid for four shares. The Company is in the process of contacting Mr. Tortorici to correct this error.

     2.5(e) The Company has outstanding warrants to purchase 255,482 shares of Common Stock under various warrants issued in connection with private placements of the Company's equity securities. The Company also has outstanding an aggregate principal amount of $1,500,000 of Convertible Subordinated Notes (the "Notes") that are expected to be converted into Series J Preferred Stock on a dollar for dollar basis simultaneously with the Closing, and warrants to purchase an additional 409,091 shares of Series J Preferred Stock at an exercise price of $1.10 per share (the "Bridge Warrants"). The Bridge Warrants entitle the holders of the Bridge Warrants, until June 30, 2002, to purchase from the Company that amount of securities of the type issued in the Equity Financing having an aggregate purchase price in the Equity Financing of $450,000. 10 for an aggregate exercise price of $450,000.10.

     The Notes bear interest at the rate of 6% per annum, from the date of issuance. If at any time prior to October 31, 1997, the Company completes an Equity Financing (which for purposes of the Notes will be the sale of the Company's Series J Preferred Stock pursuant to the Purchase Agreement), each Note, effective on the closing of the Equity Financing, automatically converts into the amount of securities that a purchaser in the Equity Financing would receive upon payment of a purchase price equal to the outstanding principal and accrued interest of such Note.

     Attached hereto as Exhibit C-1 are Post-Closing Capitalization Tables of the Company which show the fully diluted Common Stock equivalent holdings of its stockholders, assuming a $7,500,000 Series J Preferred Stock financing.

     2.7  Contracts:

          1. Vendor Program Agreement, dated as of September 5, 1996, between the Company and DVI Financial Services, Inc.

          2. Master Lease Agreement, dated as of January 19, 1996 (renewed as of August 18, 1997), between the Company and LTI Ventures Leasing Corp.

          3. Loan Agreement, dated as of May 16, 1997, between the Company and Fleet National Bank, and related documentation.

          4. OEM Development Software Agreement, dated as of November 9, 1995 and amended May 20, 1997, between the Company and Mitra Imaging Incorporated.

          5. Software Development and Licensing Agreement, dated as of May 30, 1997, between the Company and AWARE, Inc.

          6. Amended and Restated Reseller Agreement, dated as of May 30, 1997, between the Company and ISG Technologies, Inc.

          7. Sublease Agreement, dated as of April 1, 1996, between the Company and The Future Now, Inc. (principal office and manufacturing facility).

          8. Purchase Agreement, dated as of September 1, 1996, between the Company and Lockheed Martin Medical Imaging Systems, Inc. (Note: The business of Lockheed Martin Medical Imaging Systems, Inc. was recently acquired by general Electric. The counterparty is now GE Medical Systems.)

          9. Employment Agreement, dated as of August 28, 1997, between the Company and Scott Sheldon.

          10. Employment Agreement, dated as of August 28, 1997, between the Company and Philip Holberton.

          11. Employment Agreement, dated as of August 28, 1997, between the Company and Howard Pinsky.

          12. Employment Agreement, dated as of August 28, 1997, between the Company and Diagnostic Imaging, Inc.

          13. Various confidentiality agreements with industry participants, the form of which has been provided to Cooley Godward UP.

          14. Stock option agreements with directors, employees and members of the Medical and Technical Advisory Board.

     2.8 Mr. Gary Sadow, a member of the Company's Medical and Technical Advisory Board to whom stock options ha ve been granted, is an officer of Sterling Diagnostic Imaging, Inc. ("Sterling"). The Company and Sterling have entered into a letter of intent regarding the resale by Sterling of ACCESS products. Mr. Sadow participated in the negotiation of definitive contractual documentation.

     The Company was not in compliance with certain of the financial covenants contained in the Fleet Loan documentation as of June 30, 1997. The Company has obtained a written waiver from Fleet Bank. The Company expects that the conditions giving rise to this non-compliance will be cured by the closing of the financial contemplated by the Series J Preferred Stock Purchase Agreement referenced above.

     2.12 The Company received a letter dated June 19, 1996 from counsel to American Telemedicine International ("ATI"), written on behalf of ATI and Massachusetts General Hospital ("MGH"). This letter states that ATI is "associated . . . through merger" with RSTAR, Inc. ("RSTAR"), which is a former employer of Howard Pinsky, an executive of the Company. The June 19th letter asserts that U.S. Patent No. 5,469,353, issued to Mr. Pinsky and others and assigned to the Company, is derived from proprietary information and trade secrets of NIGH and RSTAR, has been improperly assigned and is currently unenforceable due to incorrect ownership. The letter demands assignment of the patent to ATI and the addition of a current ATI employee as an inventor. The June 19th letter asserts that Mr. Pinsky had misappropriated proprietary information and trade secrets relevant to the patent that were provided to him while working for RSTAR. Counsel to ATI also made claims against Mr. Pinsky in a separate letter addressed to Mr. Pinsky personally. The Company has agreed to indemnify Mr. Pinsky against claims made against him in connection with this dispute.

     The June 19th letter contained an offer to make documentation supporting the claims of RSTAR and NIGH available to the Company. In a responsive letter dated July 3, 1996, patent counsel to the Company (Lahive & Cockfield) stated that a preliminary investigation indicated that the assertions of the June 19th letter were incorrect, and requested copies of the offered documentation. In a subsequent letter dated July 31, counsel to ATI stated that deliver of such documentation would be conditioned on execution by the Company of an enclosed "Confidential disclosure Agreement", the terms of which are unacceptable to the Company. The July 31 letter also requested that ATI receive documentation relevant to the patent from the Company. In a further response dated August 21, counsel to the Company stated that the agreement proposed by ATI was not acceptable, that in any event no confidentiality agreement should be required for disclosure of material now included in an issued patent, and that the Company was not prepared to deliver any material to ATI prior to receiving some substantiation of ATI's claims. The August 21 letter further stated the belief of ACCESS that the claims of ATI and MGH are without merit.

     Subsequent to August 21, 1996, counsel to the Company and counsel to ATI exchanged further letters and telephone calls regarding the terms on which ATI would be willing to make material supporting ATI's claims available to the Company. No resolution to this matter was reached, and ATI and its counsel have not communicated with the Company or its counsel since December 19, 1996, the date of the last letter that counsel to the Company sent to counsel to ATI on this matter.

     The Company believes that the claims of ATI and NIGH are without merit and intends to contest them vigorously.

     2.15 Fleet National Bank has a security interest in substantially all of the Company's assets to secure loans outstanding under the Loan Agreement referred to in Item 2.7.3.

     2.16    Reference is made to the matters disclosed in items 2.7 and 2.12.

     2.17(a) The Company issued $1,500,000 in principal amount of Convertible Subordinated Notes, together with warrants to purchase 409,091 shares of Series J Preferred Stock, in June 1997.

     The Company entered into a lease with Hartwell Group LLC for 25,404 square feet in Lexington, Massachusetts on September 26, 1997.

     Reference is made to all other matters disclosed in response to Section
2.17.

     2.17(b) The Company is a party to a Vendor Program Agreement with DVI Financial Services, Inc. ("DVI"), under which DVI had committed to provide financing to qualified customers for the purchase of ACCESS products. The Company has recently been informed that the business unit of DVI that provided this financing has been discontinued, and that DVI is therefore no longer in a position to continue the arrangements contemplated by the Vendor Program Agreement. The Company does not plan to take any action with respect to this matter.

     GE Medical Systems is a business unit of General Electric that succeeded through an asset purchase to the business of Lockheed Martin Medical Imaging ("LMMIS") and the Purchase Agreement between the Company and LMMIS. GE Medical Systems has informed the Company that, as a matter of policy, GE Medical Systems will not honor certain provisions of the LMMIS contract calling for rebates of discounts granted by the Company if volume purchase targets are not met. The Company and GE Medical Systems are in the process of amending the LMMIS contract to, among other things, eliminate these rebates.

     The Company has forgiven a loan of $10,000 to Dan Trott (Vice President of Sales and Marketing).

     2.17(f) The Company has entered into employment contracts with Scott Sheldon and Philip Holberton since June 30, 1997 (see item 2.7).

     2.18(h) Michael Schmertzler resigned as Chairman of the Board in July 1997.

     2.19    Reference is made to Item 2.7.

     2.20 The Company believes it is late in filing some of its state sales tax returns. The Company does not believe that these filings will have a Material Adverse Effect.

                                   Exhibit D


See Exhibit 10.3 filed with this Registration Statement.

                                      -6-